Exhibit 99.1

Fennec Pharmaceuticals to Report First Quarter 2024 Financial Results on May 14, 2024

RESEARCH TRIANGLE PARK, N.C., May 7, 2024 – Fennec Pharmaceuticals Inc. (NASDAQ: FENC; TSX: FRX), a commercial stage specialty pharmaceutical company, today announced that the Company will release its first quarter 2024 financial results before the opening of the U.S. financial markets on Tuesday, May 14, 2024. Management will host a conference call and webcast that day to discuss the Company’s financial and business results.

Conference Call & Webcast Detail:

Date:	Tuesday, May 14, 2024
Time:	8:30 a.m. Eastern Time
Link:	https://register.vevent.com/register/BI137d97d6710341398d6f17d0433dc5b8

To access the conference call, please register using https://register.vevent.com/register/BI137d97d6710341398d6f17d0433dc5b8. Upon registration, a dial-in number and unique PIN will be provided to join the call. To access the live webcast link, log onto www.fennepharma.com and proceed to the News & Events / Event Calendar page under the Investors & Media heading. Please connect to the company’s website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be required to listen to the webcast. A webcast replay of the conference call will also be archived on www.fennecpharma.com for thirty days.

About Fennec Pharmaceuticals

Fennec Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the development and commercialization of PEDMARK® and PEDMARQSI® to reduce the risk of platinum-induced ototoxicity in pediatric patients. PEDMARK received FDA approval in September 2022 and European Commission Marketing Authorization in June 2023 for PEDMARQSI. Further, PEDMARQSI received U.K. approval in October 2023. PEDMARK has received Orphan Drug Exclusivity in the U.S. for seven years of market protection and PEDMARQSI has received Pediatric Use Marketing Authorization in Europe, which includes eight years plus two years of data and market protection. For more information, please visit www.fennecpharma.com.

For further information, please contact:

Investors:
Robert Andrade
Chief Financial Officer
Fennec Pharmaceuticals Inc.
+1 919-246-5299

Corporate & Media:
Lindsay Rocco

Elixir Health Public Relations
+1 862-596-1304
lrocco@elixirhealthpr.com